Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-235505, 333-232178, 333-196327, 333-188538, 333-180178, 333-176281, 333-173218, 333-165444, 333-161510, 333-156884, 333-150871, 333-149747, 333-145283, and 333-138590) of Globalstar, Inc. of our report dated February 28, 2020 relating to the 2019 and 2018 consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois
March 4, 2021